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                                                                      Exhibit 99

JOINT PRESS RELEASE
Canal+ Group and UPC to merge
their Polish satellite TV operations

PARIS AND AMSTERDAM, 10TH AUGUST 2001: CANAL+ GROUP, THE TV & FILM DIVISION OF VIVENDI UNIVERSAL, AND UNITED PAN-EUROPE COMMUNICATIONS N.V. (UPC) SIGNED DEFINITIVE AGREEMENTS TODAY TO MERGE THEIR RESPECTIVE POLISH SATELLITE TV PLATFORMS CYFRA+ AND WIZJA TV AS WELL AS THE CANAL+ POLSKA PREMIUM CHANNEL, TO FORM A COMMON POLISH DIGITAL TV PLATFORM.

The new company ("TKP") will be managed and controlled by Canal+ and will boost the development of a stronger and more diversified digital TV offering in Poland. Canal+ Group will own 75% and UPC will own 25% of TKP, the Polish company.

UPC will contribute its Polish satellite assets to TKP, the Polish subsidiary of Canal+ Group, in exchange for 25% of TKP and Euros 150 million in cash. As part of this transaction, through a carriage agreement, Canal+ Polska will also be available on UPC's Polish cable network which UPC will retain 100% control of, expanding the reach of the Polish premium channel to over 1 million additional subscribers. This merger is subject to regulatory approvals.

In a fast growing, but still largely underdeveloped market environment, this transaction will generate significant synergies and create a platform with the critical size necessary to achieve profitability. The merger will also substantially accelerate the cash breakeven targets for both parties in Poland. From day one, the new satellite platform will have a base of more than 700,000 subscribers.

The combined platform will offer the Polish viewer easier access to an increased choice of local and international television and radio channels and also a wide range of new interactive TV services at no extra cost. In addition, both Cyfra+ and Wizja TV subscribers will have access to Canal+ Polska. The new platform will make use of the MediaGuard conditional access and the MediaHighway interactive systems developed by Canal+ Technologies.

PIERRE LESCURE, CO-CHIEF OPERATING OFFICER OF VIVENDI UNIVERSAL AND CHAIRMAN OF THE EXECUTIVE BOARD OF CANAL+ GROUP, said :"After restructuring our international activities in Italy and the Nordic countries, our agreement with UPC in Poland today meets the objectives we have set for 2001. This confirms CANAL+'s strategy and strong presence in Poland since 1995 and our Group's determination to strengthen our activities in Europe. We have built a strong base upon which we will further develop our business and continue to meet the expectations for

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existing and future subscribers. The polish viewer will benefit from our agreement with an unprecedented programming offering as well as a larger and easier access to CANAL+ Polska. We had enjoyed a productive relationship in the conclusion of this agreement and we hope that this forms the basis for future cooperation."

MARK SCHNEIDER, CHIEF EXECUTIVE OFFICER OF UPC, said: "We are very pleased with the outcome of this agreement. We have made it clear for some time that we are looking to focus on our core business, this transaction helps us to achieve that goal by rationalising our DTH assets into a common platform whilst allowing us to retain ownership of, and improve our cable business with the addition of the Canal+ Polska channel, which can only benefit the consumer. In addition, the EUR 150 million cash proceeds from this transaction further supports UPC's financing position. We look forward to working with the Canal+ Group and believe this agreement will form the basis of a future relationship in other markets".

ABOUT CANAL+ GROUP
Canal+ Group, the TV & Film division of Vivendi Universal, the world's second largest media and communications group, is Europe's leading pay-TV company with close to 16 million subscriptions to its premium channels and multi-service digital TV platforms across the continent. Canal+'s premium channel format is offered in 11 European countries and is based on recent movies and exclusive sports events, family entertainment and documentaries. Canal+ launched the first European digital TV platform in France in 1996 (Canalsatellite) and developed similar bouquets of TV, radio, audio channels, as well as interactive TV services, in all the countries where the premium channel is broadcast. It is number one in Europe in digital television, with 5.8 million subscribers to its digital services at the end of June 2001. Vivendi Universal's TV & Film division combines the Canal+ Group and Universal Studios' businesses and is a major global powerhouse in film and television production and distribution, pay-television channels and services, digital television technology, Internet content and themed entertainment.

ABOUT UPC
United Pan-Europe Communications N.V. (UPC), headquartered in Amsterdam, is one of the leading broadband communications companies in Europe. Through its broadband networks UPC provides television, Internet and telephony services to residential customers. Furthermore, UPC offers telephony and data services to business customers and delivers interactive and transactional television services and pay TV channels to its own and other cable and satellite networks. UPC is active in 17 countries in Europe and in Israel. UPC's cable networks pass
10.8 million homes, delivering basic cable television services to 7.2 million subscribers. In addition, UPC had 409,000 Internet subscribers, 440,000 telephony subscribers as well as 33,000 digital subscribers. Note : these figures are as of March 31, 2001 and do not include announced acquisitions or minority interests.

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IMPORTANT DISCLAIMER
This press release contains "forward-looking statements" as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements are not guarantees of future performance. Actual results may differ materially from the forward-looking statements as a result of a number of risks and uncertainties, many of which are outside our control, including but not limited to: the risk that the merging companies will not be integrated successfully; that the synergies expected to be created as a result of the merger will not materialize; that Vivendi Universal or UPC will be unable to further identify, develop and achieve success for new products, services and technologies; that Vivendi Universal or UPC will face increased competition and that the effect on pricing, spending, third-party relationships and revenues of such competition will limit or reduce Vivendi Universal's or UPC's revenue and/or income; that Vivendi Universal or UPC will be unable to establish and maintain relationships with commerce, advertising, marketing, technology, and content providers; and that Vivendi Universal will be unable to obtain or retain the approvals and licenses necessary to operate and expand its businesses, in addition the receipt of regulatory approvals will be necessary to close the transaction; as well as the risks described in the documents Vivendi Universal has filed with the U.S. Securities and Exchange Commission. Vivendi Universal, CANAL+ Group and UPC do not undertake, nor do they have any obligation, to provide updates or to revise any forward-looking statements. Investors and security holders may obtain a free copy of documents filed by Vivendi Universal and UPC with the U.S. Securities and Exchange Commission at or directly from Vivendi Universal and UPC respectively.


FOR FURTHER INFORMATION, PLEASE CONTACT :

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
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Laurence Gallot,                                           Marine Lemonnier, Communications Department,
Senior Vice President, Communications,                     international, Canal+ Group
Canal+ Group (France & Canal+ channel)                     +33 1 44 25 16 23
+33 1 44 25 19 42
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Ruth Pirie, Managing Director of investor                  Bert Holtkamp, Director of Corporate
Relations, UPC, +44 (0) 207 661 3500                       Communications, UPC,
                                                           +31 20 778 9447
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